Exhibit 13.1

Annual Certification Pursuant to Section 906 of the Sarbanes - Oxley Act of 2002

Pursuant to subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code, each of the undersigned officers of Credit Suisse Group, a company incorporated in Switzerland (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2005 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for such period presented.

Dated: March 30, 2006 /s/ Oswald J. Grübel

Name: Oswald J. Grübel

Title: Chief Executive Officer

Dated: March 30, 2006 /s/ Renato Fassbind

Name: Renato Fassbind

Title: Chief Financial Officer